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                                                                   EXHIBIT 10.3

                              WACHOVIA CORPORATION
                     RETIREMENT SAVINGS AND PROFIT-SHARING
                           BENEFIT EQUALIZATION PLAN


                 Section 1. Name and Purpose. The name of this plan is Wachovia Corporation Retirement Savings and Profit-Sharing Benefit Equalization Plan (the "Plan"). The purpose of the Plan is to help motivate and retain dedicated and continued service of selected management employees of Wachovia Corporation and its affiliates ("Wachovia") by protecting such employees from the loss of benefits under the Retirement Savings and Profit-Sharing Plan of Wachovia Corporation, as amended from time to time (the "RSPSP"), resulting from application of certain statutory restrictions, and by providing benefits comparable to those provided under the RSPSP for other eligible employees whose benefits are not reduced because of such restrictions. Terms used but not defined herein, and which are defined in the RSPSP, shall have the meanings assigned to them in the RSPSP.

                 Section 2. Administration. The Compensation, Nominating and Organization Committee of Wachovia Corporation (the "Committee") shall administer, construe and interpret the Plan, and any determination by the Committee shall be conclusive and binding on all persons affected thereby. The Committee may adopt and amend from time to time by-laws or rules, not inconsistent with the provisions of the Plan. The Committee may correct errors and, so far as practicable, may adjust any benefit or payment or credit accordingly. No member of the Committee shall be liable for any act done or determination made in good faith.

                 Section 3. Participants. The Participants in the Plan shall be the management employees of Wachovia who are selected as Participants by the Committee. The participation of a selected management employee in the Plan shall be effective as of the date designated by the Committee. Each Participant shall receive as evidence of participation in the Plan a Certificate of Participation substantially in the form of Exhibit A hereof.

                 Section 4. Equalization Allocations. As of each adjustment date under the RSPSP, the following steps shall be taken in the order set forth below:

                 (a) Wachovia shall determine the amount of any contribution then allocable to the account of the Participant under the RSPSP but for the application of any statutory contribution restriction applicable to the RSPSP under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Such amount shall be referred to herein as the Participant's "Restricted Amount." By way of illustration and not limitation, the statutory contribution restrictions to be taken into account in determining the Restricted Amount of the Participant shall include the restrictions found in Sections 401(a)(4), 401(a)(17), 401(a)(30), 401(k), 401(m), 402(g) and
         415 of the Code, or any successors thereto or similar statutory restrictions enacted in the future. In the event a contribution is allocated to the RSPSP account of the Participant and is subsequently distributed to the Participant or forfeited because of a statutory contribution restriction, such distributed or forfeited amount shall be treated for purposes of this Plan as a Restricted Amount as of the adjustment date coincident with or next following such distribution or forfeiture.

                 (b) The Restricted Amount of each Participant shall be allocated to a book account maintained by Wachovia for the Participant (the "Benefit Equalization Account").
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                 (c)      Any amounts distributed from the Benefit Equalization
         Account in accordance with Section 7 since the next preceding adjustment date shall be debited.

                 (d) The Benefit Equalization Account of each Participant shall be credited with an amount equivalent to interest computed by multiplying the amount then in the Benefit Equalization Account, excluding any Restricted Amount allocated to the Benefit Equalization Account as of such adjustment date, by the rate determined in accordance with the provisions of Exhibit B hereof.

                 Section 5. Deferral Agreement. As a condition of participation in the Plan, each Participant shall execute a Deferral Agreement substantially in the form of Exhibit C hereof. Pursuant to the Deferral Agreement, the Participant shall agree to defer payment of his compensation from Wachovia equal to the Restricted Amount described in Section 4, less the portion of such Restricted Amount attributable to supplemental contributions by Wachovia. The Deferral Agreement shall be executed prior to the date the Participant first enters the Plan and shall continue in effect for each year thereafter in which he remains a Participant.

                 Section 6. SERP Transfer Account. Notwithstanding the provisions of Section 3, each employee of Wachovia who, as of January 27, 1995 (the "Termination Date"), was a participant in the South Carolina National Corporation Supplemental Executive Retirement Plan or was a party to a Supplemental Retirement Agreement with First Atlanta Corporation (such plan or agreement is referred to herein as a "Predecessor SERP"), but who had not completed ten or more years of service and attained age fifty-five, shall be a Participant in this Plan (for purposes of this Section 6, such Participant is referred to as a "Predecessor SERP Participant"). As of the Effective Date set forth in Section 15, a book reserve account shall be established by Wachovia (the "SERP Transfer Account") with respect to each Predecessor SERP Participant. The SERP Transfer Account of each Predecessor SERP Participant shall be credited on the Effective Date with an amount equal to the lump sum present value (determined in accordance with the actuarial assumptions set forth in the Retirement Income Plan of Wachovia Corporation) of the benefit earned under the Predecessor SERP by the Predecessor SERP Participant as of the Termination Date (the "Predecessor SERP Benefit"). The Predecessor SERP Benefit shall equal the product of (a) multiplied by (b), where (a) is the amount of benefit which would be payable under the terms of the Predecessor SERP to the Predecessor SERP Participant upon retirement at the age of sixty-two, determined by projecting service to age sixty-two and by assuming that the final average compensation of the Predecessor SERP Participant for purposes of the Predecessor SERP is equal to the greater of (i) his final average compensation as of the Termination Date, or (ii) his total annualized compensation (equal to the base rate of pay in effect on the Termination Date and the bonuses paid with respect to 1994 under Wachovia's Senior Management Incentive Plan and amounts deferred under any plan or arrangement with Wachovia for the year ending on December 31, 1994), and (b) is a fraction, the numerator of which is the number of years of service which the Predecessor SERP Participant has completed on the Termination Date, and the denominator of which is the number of years of service which the Predecessor SERP Participant would have completed if he had remained an employee of Wachovia until age sixty-two. The SERP Transfer Account of a Predecessor SERP Participant shall be fully vested at all times. The SERP Transfer Account shall be adjusted as of each adjustment date in the same manner as the Benefit Equalization Account as described in Section 4, and shall be payable as described in Section 7. Following the establishment of the SERP Transfer Account pursuant to this
Section 6, the Predecessor SERP Participant shall have no further rights or benefits under the Predecessor SERP.



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                 Section 7.       Payment of Benefits.  The amount in the
Benefit Equalization Account or SERP Transfer Account of a Participant (the "Participant's Benefit") shall be paid to the same person or persons as the benefit of the Participant under the RSPSP (the "RSPSP Beneficiaries") under one of the following options as elected by the Participant, with the consent of the Committee, prior to the date the Participant's Benefit becomes payable under the Plan:

                 (i) Installments: Payment in cash in approximately equal monthly installments over a term certain not exceeding 15 years.

                 (ii) Lump Sum: Payment in cash in a single lump sum payment.

The Participant's Benefit shall become payable at the same time his benefit under the RSPSP becomes payable on account of retirement, termination of service or death. In no event shall a Participant's Benefit be subject to payment while the Participant is in service. A Participant's election as to the form of the payment of the Participant's Benefit shall be made in the same manner and at the same time as his election is made as to the form of the payment of benefits under the RSPSP. If a Participant fails to elect one of the foregoing distribution options, the Participant's Benefit shall be paid in the same manner as his benefit under the RSPSP. At any time prior to the death of a Participant, the Participant may elect (which election shall be subject to change at any time upon notice in writing by the Participant to the Committee) for any payments hereunder following his death to be made to a person or persons other than the RSPSP Beneficiaries, in which event such payments shall be made to such other person or persons in the same manner and at the same time as such payments would have been made to the RSPSP Beneficiaries pursuant to this Section 7. Such election shall be made by the Participant in writing on a form provided by the Committee.

                 Section 8. Expenses of Administering Plan. All expenses of administering the Plan shall be borne by Wachovia and no part thereof shall be charged against the benefit of any Participant.

                 Section 9. Termination or Amendment of Plan. The Committee may at any time terminate the Plan as applied to any one or more Participants, or amend the Plan in any respect, except that any termination or amendment of the Plan shall not affect rights to payments hereunder with respect to any Participant to the extent of amounts then in his Benefit Equalization Account or SERP Transfer Account (subject to the credits and debits as provided in Section 4 until the Participant's Benefit is fully distributed), unless the Participant shall consent thereto in writing.

                 Section 10. Assignment. The right of a Participant or any other person to the payment of benefits hereunder shall not be assigned, transferred, pledged or encumbered, except for transfers on account of death of the recipient thereof.

                 Section 11. No Trust; Unsecured Interest. Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create or shall be construed as creating a trust of any kind, nor a fiduciary relationship between Wachovia and any Participant, any Participant's designated beneficiaries, or any other person. Any amounts which are or may be set aside in deferred expense accounts to cover expenditures anticipated under the provisions of the Plan shall continue for all purposes to be a part of the general funds of Wachovia, and no person other than Wachovia shall, by virtue of the provisions of the Plan, have any interest





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in such funds.  To the extent that any person acquires a right to receive payments from Wachovia under the Plan, such right shall be no greater than the right of any unsecured general creditor of Wachovia.

                 Section 12. Facility of Payment. Notwithstanding any other provisions hereof, if any person entitled to receive payments hereunder (the "recipient") shall be physically or mentally or legally incapable of receiving or acknowledging receipt of any benefit payable hereunder, Wachovia, upon the receipt of satisfactory evidence that another person or institution is maintaining the recipient and that no guardian or committee has been appointed for the recipient, may cause such benefit otherwise payable to the recipient to be made to such person or institution so maintaining the recipient.

                 Section 13. Predecessor Plan. Effective January 1, 1993, Wachovia implemented the Wachovia Corporation Retirement Savings and Profit-Sharing Benefit Equalization Plan (the "Predecessor Plan") for the purpose of protecting selected key executives from certain potential reductions in benefits to which they would otherwise be entitled under the RSPSP. This Plan provides identical protection (as well as additional protections) to such key executives and to other employees of Wachovia, and thus implementation of this Plan eliminates the need for the Predecessor Plan. Accordingly, as of the Effective Date of this Plan the Predecessor Plan shall be terminated, all participants in the Predecessor Plan shall automatically become Participants in this Plan as of the Effective Date, the Benefit Equalization Accounts of such participants under the Predecessor Plan shall become their respective Benefit Equalization Accounts under this Plan as of the Effective Date, and the participants in the Predecessor Plan shall thereupon have no further rights or benefits under the Predecessor Plan.

                 Section 14. Construction. The provisions of the Plan shall be construed and enforced according to the laws of the State of North Carolina.

                 Section 15. Effective Date. This Plan shall be effective on and after the 27th day of January, 1995.



                                            WACHOVIA CORPORATION


                                            By:/s/ L.M. Baker, Jr.
                                               --------------------------------
                                               Chief Executive Officer

Attest:

By:/s/ Alice Washington Grogan
   ---------------------------
         Secretary


[Corporate Seal]





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                                                                       Exhibit A

                              WACHOVIA CORPORATION
                     RETIREMENT SAVINGS AND PROFIT-SHARING
                           BENEFIT EQUALIZATION PLAN

                          Certificate of Participation
                          ----------------------------

                 THIS IS TO CERTIFY that____________________________, a key executive of Wachovia Corporation or its affiliates, has been approved by the Compensation, Nominating and Organization Committee of the Board of Directors of Wachovia Corporation as a Participant in the Wachovia Corporation Retirement Savings and Profit-Sharing Benefit Equalization Plan (the "Plan"), a copy of which is attached hereto. Participation by the executive is effective on and after January 27, 1995. A SERP Transfer Account shall be established for the executive pursuant to Section 6 of the Plan. Participation in the Plan by the executive and all rights of the executive under the Plan are subject to the terms and conditions of the Plan.

                                             WACHOVIA CORPORATION


                                             By:  _____________________________
                                                     Chief Executive Officer



The undersigned acknowledges participation in the Plan and accepts and agrees to the terms and conditions of the Plan. This the ______ day of ______________________, 19___.


                                             __________________________________
                                                          Participant
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                                                                       Exhibit B

                              WACHOVIA CORPORATION
                     RETIREMENT SAVINGS AND PROFIT-SHARING
                           BENEFIT EQUALIZATION PLAN


                 Computation of Amounts Equivalent to Interest
                 ---------------------------------------------

                 With respect to each calendar month during which a deferred compensation account balance exists, the Long-Term Applicable Federal Rate for the month shall be the rate used to compute the amount equivalent to interest credited for the month. The computed equivalent to interest shall be equal to the Long-Term Applicable Federal Rate for the month applied to the average daily balance in the account for the month multiplied by a ratio, the numerator of which is the number of days in the month and the denominator of which is the number of days in the year.

                      Long-Term Applicable Federal Rate
                      ---------------------------------

                 The Long-Term Applicable Federal Rate shall be the rate as defined by Internal Revenue Code Section 1274(d) which is published each month in a Revenue Ruling issued by the Internal Revenue Service. The Long-Term Applicable Federal Rate is determined monthly by the Internal Revenue Service on the basis of the average market yield on outstanding marketable long-term obligations of the United States.
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                                                                       EXHIBIT C
                              WACHOVIA CORPORATION
                     RETIREMENT SAVINGS AND PROFIT-SHARING
                           BENEFIT EQUALIZATION PLAN

                        Equalization Deferral Agreement


                 I acknowledge that, as an eligible employee of Wachovia Corporation or its affiliates, I have elected to participate in the Retirement Savings and Profit-Sharing Plan of Wachovia Corporation (the "RSPSP"). I understand that the amount of my pre-tax or after-tax contributions which I have elected to contribute to the RSPSP, as well as contributions to my account from Wachovia, may be reduced because of statutory contribution limitations applicable to the RSPSP under the Internal Revenue Code. In that event, I understand that the Wachovia Retirement Savings and Profit-Sharing Benefit Equalization Plan (the "Equalization Plan") allows me to defer the receipt of the portion of my compensation which is subject to a statutory contribution restriction under the RSPSP. The purpose of this agreement is to evidence my election to defer such amounts under the Equalization Plan. I hereby agree and acknowledge that my participation in the Equalization Plan is subject to the terms and conditions of the Equalization Plan and hereby agree to abide by and be bound to the terms thereof.

I.       ELECTION OF DEFERRAL
         --------------------

                 I hereby elect to defer under the Equalization Plan the remaining amount of any Elective (pre-tax) or Participant (after-tax) Contributions which I have elected to make under the RSPSP but are in excess of the allowable maximum contribution limits under the RSPSP. This election shall be effective with respect to compensation earned in pay periods beginning on or after the date of this agreement and shall remain in effect for subsequent years until modified or cancelled in writing.
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II.      PAYMENT OF BENEFITS
         -------------------

                 I understand that I have a nonforfeitable interest in amounts credited to my Benefit Equalization Account under the Equalization Plan.
                 I understand that payment of benefits from the Equalization Plan shall be made at the same time and in the same manner as payments are made from the RSPSP, except that these amounts shall not be eligible for in-service withdrawals or loans.
                 I further understand that all amounts deferred, together with amounts credited thereon, shall remain assets of Wachovia Corporation and subject to the general creditors of Wachovia Corporation until these assets are distributed to me in accordance with the provisions of the Equalization Plan. I understand that my right to receive payments from Wachovia Corporation under this Deferral Agreement is no greater than the right of an unsecured general creditor of Wachovia Corporation.
                 IN WITNESS WHEREOF, the Company and I have entered into this agreement as of the ________ day of _______________________, 19__.

Employee:        _________________________________________________
                          Type or Print Name

                 _________________________________________________
                          Signature

Wachovia Corporation:

         By:     _________________________________________________
                          Secretary





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